Exhibit 99.1
News
CapitalSource Inc.
4445 Willard Avenue
Twelfth Floor
Chevy Chase, MD 20815

FOR IMMEDIATE RELEASE

For information contact:
Investor Relations:	Media Relations:
Anthony J. Skarupa	Michael E. Weiss
Vice President — Finance	Director of Communications
(301) 841-2847	(301) 841-2918
CAPITALSOURCE REPORTS ADJUSTED EPS OF $0.63
FOR THE FIRST QUARTER 2007
•	Significant improvement in all credit metrics
•	Investment grade rating assigned by Standard and Poor’s and affirmed by Fitch Ratings
•	Commercial asset portfolio growth of 10.2% from prior quarter to $9.5 billion
•	Assets under Management grew 7.7% from prior quarter to $18.3 billion
•	Increased quarterly dividend 5.5% from prior quarter to $0.58 per share
•	Adjusted return on equity of 21.05%
Chevy Chase, MD, May 1, 2007 — CapitalSource Inc. (NYSE: CSE) today reported financial results for the quarter ended March 31, 2007. Adjusted earnings for the quarter were $113.9 million, or $0.63 per diluted share, a 4% increase compared to $109.6 million, or $0.61 per diluted share, for the prior quarter. Net income for the quarter was $78.7 million, or $0.43 per diluted share, a 30% increase, compared to net income of $60.3 million, or $0.34 per diluted share, for the prior quarter.
A regular quarterly dividend of $0.58 per share was paid on March 30, 2007 to common shareholders of record as of March 16, 2007. This dividend represents a 5.5% increase over the per share dividend of $0.55 paid in the prior quarter.
“The business continues to perform at an exceptionally high level,” said John K. Delaney, Chairman and Chief Executive Officer of CapitalSource. “The significant drivers of our business were strong this quarter, reflecting the quality, stability and breadth of our business platform. In addition, we continue to report very strong credit performance, and this quarter our standard credit statistics were particularly strong, reflecting the depth of our credit culture. CapitalSource continues to deliver a high return on equity and a stable and growing dividend while we continue to steer the business toward a more secure and diverse asset and liability platform. I am very pleased with both the strategic positioning of CapitalSource and the high level of execution by our team that enables us to consistently produce uncommon risk adjusted returns.”

“Asset growth was strong this quarter and assets under management also increased significantly,” said Thomas A. Fink, Chief Financial Officer. “Our financial performance was excellent, too, mirroring the strong credit performance this quarter and giving further evidence that CapitalSource is the leading lending, asset management, and investment business focused on the middle market. In addition, we made several positive achievements on the funding side of the business, including, demonstrating our continued deep access to the secured debt markets; increasing our financial flexibility and balance sheet strength; and significantly opening access to the unsecured term market with our investment grade ratings.”
Assets Under Management
•	Increased managed asset portfolio to approximately $18.3 billion at quarter end, a $1.3 billion, or 7.7%, increase from the prior quarter.
Commercial Asset Portfolio
•	Total commercial assets, including commercial loans and direct real estate investments, were $9.5 billion at quarter end, a net increase of approximately $878.4 million, or 10.2%, from the prior quarter.
•	Total commercial loans outstanding were $8.6 billion at quarter end, a net increase of $788.3 million, or 10%, from the prior quarter.
•	Direct real estate investments, net of accumulated depreciation, were $805.7 million at quarter end, a net increase of $83.3 million, or 12%, from the prior quarter.
•	Interest income for the quarter was $208.7, an increase of $6.8 million, or 3%, from the prior quarter. The increase was primarily due to net growth in the portfolio.
•	Operating lease income was $20.3 million for the quarter, an increase of $8.7 million, or 75%, from the prior quarter. The increase was primarily due to the recognition of a full quarter of leasing income on the direct real estate investments acquired during the end of the fourth quarter of 2006.
•	Net investment income was $167.7 million for the quarter, an increase of $21.1 million, or 14%, from the prior quarter.
Commercial Net Finance Margin
•	Yield on average interest earning assets was 12.44% for the quarter, an increase of 32 basis points from the prior quarter. The increase in yield is primarily due to an increase in prepayment-related fee income. Prepayment-related fee income contributed 110 basis points to yield compared to 60 basis points of prepayment related fee income in the prior quarter.
•	Cost of funds was 6.22% for the quarter compared to 6.46% for the prior quarter. This decrease was primarily due to a decrease in deferred fee amortization due to lower debt repayments in the quarter. Overall borrowing spread to 30 Day LIBOR was 0.90% for the quarter compared to 1.13% for the prior quarter.

•	Leverage, as measured by the ratio of total debt-to-total equity at the end of the period, was 3.79x as of quarter end, a slight increase from 3.78x in the prior quarter.
•	Net finance margin, defined as net investment income divided by average income earning assets, was 7.38% for the quarter, an increase of 37 basis points from 7.01% for the prior quarter.
Commercial Credit
•	Loans on non-accrual status, which the Company considers its primary credit metric, decreased 51 basis points from the prior quarter to 1.63% of total commercial assets at quarter end.
•	Allowance for loan losses as a percentage of total commercial assets decreased 8 basis points from the prior quarter to 1.33% at quarter end.
•	Net charge offs decreased $2.3 million from the previous quarter to $10.3 million this quarter. As a percentage of average commercial assets, net charge offs (annualized) decreased 16 basis points from the prior quarter to 0.47% this quarter.
Funding
•	During the quarter, the Company raised $134.1 million through the issuance of approximately 5.4 million shares under its Dividend Reinvestment and Stock Purchase Plan.
Other
•	The overall effective tax rate was 19.45% for the quarter. The effective income tax rate attributable to the taxable REIT subsidiaries was 38.91% for the quarter.
•	Consolidated adjusted return on equity, or adjusted earnings divided by average GAAP equity, was 21.05% for the quarter. See the accompanying financial table for a detailed reconciliation of GAAP net income to adjusted earnings.
Subsequent Events
•	Standard & Poor’s assigned the Company a BBB- senior unsecured debt rating as well as an A-3 counterparty short-term credit rating in April 2007. This is the Company’s second investment grade rating; Fitch also holds a BBB- rating on the Company which they affirmed during the quarter.
•	The Company closed an $800.0 million term debt securitization in April, which consisted of senior and subordinated commercial loans from the Company’s portfolio. The blended pricing for the notes (excluding fees) sold to investors was 30 Day LIBOR plus 28.3 basis points.
•	To further strengthen the Company’s balance sheet and create additional financial flexibility, the Company completed exchange offers in which holders of approximately 90% of the outstanding aggregate principal amount of the Company’s senior convertible debentures tendered their notes in exchange for new senior subordinated convertible debentures.

Conference Call and Webcast
We will hold an analyst and investor call with a simultaneous webcast on May 2, 2007 at 10:00 AM ET to discuss the first quarter results. To participate, analysts and investors may call (866) 800-8652 from within the United States, or (617) 614-2705 from outside the United States, with pass code 41382793. For other interested parties, a webcast of the call may be accessed through the Investor Relations section of the CapitalSource website at www.capitalsource.com or by using the link below:
http://investor.capitalsource.com/phoenix.zhtml?c=114643&p=irol-irhome
A telephonic replay will be available from approximately 12:00 PM ET May 2, 2007 through May 9, 2007. Please call (888) 286-8010 from the United States or (617) 801-6888 from outside the United States with pass code 86965813. An audio replay will also be available on the Investor Relations page of the CapitalSource website. Additionally, the Company’s first quarter 2007 Investor Presentation will be posted to the Investor Relations page of the CapitalSource website.
About CapitalSource
CapitalSource (NYSE:CSE) is a leading commercial lending, investment and asset management business focused on the middle market. CapitalSource manages an asset portfolio which as of March 31, 2007 was approximately $18.3 billion including: $9.5 billion in the commercial lending and investing business, $5.6 billion in the residential mortgage investment business, and $3.0 billion on behalf of third parties. Headquartered in Chevy Chase, Maryland, the Company has approximately 540 employees in offices across the country and in Europe. For more information, visit www.capitalsource.com.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements.
All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements.
More detailed information about factors we believe could cause our actual results, performance or achievements to differ materially from anticipated levels is contained in our filings with the SEC, including the sections captioned “Risk Factors” and “Business” in our Annual Report on Form 10-K as filed with the SEC on March 1, 2007. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

CapitalSource Inc.
Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
	2007	2006

	($ in thousands)
ASSETS
Cash and cash equivalents	$308,770	$396,151
Restricted cash	135,550	240,904
Mortgage-related receivables, net	2,239,257	2,295,922
Mortgage-backed securities pledged, trading	3,372,329	3,502,753
Receivables under reverse-repurchase agreements	26,315	51,892
Loans held for sale	71,403	26,521
Loans:
Loans	8,540,817	7,771,785
Less deferred loan fees and discounts	(124,380)	(130,392)
Less allowance for loan losses	(125,236)	(120,575)

Loans, net	8,291,201	7,520,818
Direct real estate investments, net	805,650	722,303
Investments	185,710	184,333
Other assets	228,148	268,977

Total assets	$15,664,333	$15,210,574

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$3,309,559	$3,510,768
Unsecured credit facilities	492,758	355,685
Secured credit facilities	2,932,262	2,183,155
Term debt	5,423,317	5,809,685
Convertible debt	555,000	555,000
Subordinated debt	485,453	446,393
Other liabilities	202,852	200,498

Total liabilities	13,401,201	13,061,184

Noncontrolling interests	44,797	56,350

Shareholders’ equity:
Preferred stock (50,000,000 shares authorized; no shares outstanding)	—	—
Common stock ($0.01 par value, 500,000,000 shares authorized; 189,538,383 and 182,752,290 shares issued; 188,238,383 and 181,452,290 shares outstanding, respectively)	1,882	1,815
Additional paid-in capital	2,302,393	2,139,421
Accumulated deficit	(56,067)	(20,735)
Accumulated other comprehensive income, net	53	2,465
Treasury stock, at cost	(29,926)	(29,926)

Total shareholders’ equity	2,218,335	2,093,040

Total liabilities, noncontrolling interests and shareholders’ equity	$15,664,333	$15,210,574

CapitalSource Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2007	2006	2006
	($ in thousands, except per share data)
Net investment income:
Interest income	$289,554	$284,932	$195,498
Fee income	50,027	38,385	41,542

Total interest and fee income	339,581	323,317	237,040
Operating lease income	20,288	11,568	4,625

Total investment income	359,869	334,885	241,665
Interest expense	186,649	184,907	97,782

Net investment income	173,220	149,978	143,883
Provision for loan losses	14,926	30,529	14,713

Net investment income after provision for loan losses	158,294	119,449	129,170

Operating expenses:
Compensation and benefits	40,014	34,538	33,320
Other administrative expenses	25,308	23,973	17,299

Total operating expenses	65,322	58,511	50,619

Other income (expense):
Diligence deposits forfeited	862	2,494	2,267
Gain (loss) on investments, net	6,163	6,618	(251)
(Loss) gain on derivatives	(2,255)	909	526
(Loss) gain on residential mortgage investment portfolio	(5,698)	2,308	(6,106)
Other income, net of expenses	6,977	2,621	3,908

Total other income	6,049	14,950	344

Noncontrolling interests expense	1,330	1,361	861

Net income before income taxes and cumulative effect of accounting change	97,691	74,527	78,034
Income taxes	19,001	14,187	13,110

Net income before cumulative effect of accounting change	78,690	60,340	64,924
Cumulative effect of accounting change, net of taxes	—	—	370

Net income	$78,690	$60,340	$65,294

Net income per share:
Basic	$0.44	$0.35	$0.44
Diluted	$0.43	$0.34	$0.42

Average shares outstanding:
Basic	179,324,672	174,862,656	149,722,991
Diluted	181,743,884	178,691,422	154,450,572

Dividends declared per share	$0.58	$0.55	$0.49

CapitalSource Inc.
Net Income to Adjusted Earnings Reconciliation
(Unaudited)
     We evaluate our performance based on several measures, including adjusted earnings. Management views adjusted earnings and the related per share measures as useful and appropriate supplements to net income and earnings per share. These measures serve as an additional measure of our operating performance because they facilitate evaluation of the company without the effects of certain adjustments in accordance with U.S. generally accepted accounting principles (“GAAP”) that may not necessarily be indicative of current operating performance. We define adjusted earnings as net income as determined in accordance with GAAP, adjusted for certain non-cash items, including real estate depreciation, amortization of deferred financing fees, non-cash equity compensation, unrealized gains and losses on our residential mortgage investment portfolio and related derivatives, unrealized gains and losses on other derivatives and foreign currencies, net unrealized gains and losses on investments, provision for loan losses, charge offs, recoveries, nonrecurring items and the cumulative effect of changes in accounting principles.
     Adjusted earnings should not be considered as an alternative to net income or cash flows from operating activities (each computed in accordance with GAAP). Instead, adjusted earnings should be reviewed in connection with net income and cash flows from operating, investing and financing activities in our consolidated financial statements, to help analyze how our business is performing. Adjusted earnings and other supplemental performance measures are defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted earnings to other REITs.

     A reconciliation of our reported net income to adjusted earnings for the three months ended March 31, 2007 and December 31, 2006 was as follows:

	Three Months Ended
	March 31, 2007	December 31, 2006
	($ in thousands, except per share data)
Net income	$78,690	$60,340
Add:
Real estate depreciation (1)	6,762	4,118
Amortization of deferred financing fees (2)	5,508	9,012
Non-cash equity compensation	10,712	8,301
Net unrealized loss on residential mortgage investment portfolio, including related derivatives (3)	7,180	1,749
Unrealized loss (gain) on derivatives and foreign currencies, net	328	(1,274)
Unrealized loss on investments, net	47	2,014
Provision for loan losses	14,926	30,529
Recoveries (4)	—	—
Less:
Charge offs (5)	10,250	5,234
Nonrecurring items	—	—
Cumulative effect of accounting change, net of taxes	—	—

Adjusted earnings	$113,903	$109,555

Net income per share:
Basic — as reported	$0.44	$0.35
Diluted — as reported	$0.43	$0.34

Average shares outstanding:
Basic — as reported	179,324,672	174,862,656
Diluted — as reported	181,743,884	178,691,422

Adjusted earnings per share:
Basic	$0.64	$0.63
Diluted (6)	$0.63	$0.61

Average shares outstanding:
Basic	179,324,672	174,862,656
Diluted (7)	184,200,063	181,202,240

(1)	Depreciation for direct real estate investments only. Excludes depreciation for corporate leasehold improvements, fixed assets and other non-real estate items.

(2)	Includes amortization of deferred financing fees and other non-cash interest expense.

(3)	Includes adjustments to reflect the period change in fair value of residential mortgage-backed securities and related derivative instruments.

(4)	Includes all recoveries on loans during the period.

(5)	To the extent the Company experiences losses on loans for which it specifically provided a reserve prior to January 1, 2006, there will be no adjustment to earnings. All charge offs incremental to previously established allocated reserves will be deducted from net income.

(6)	Adjusted to reflect the impact of adding back noncontrolling interests expense of $1.3 million for the three months ended March 31, 2007 and $1.4 million for the three months ended December 31, 2006, due to the application of the if-converted method on non-managing member units, which are considered dilutive to adjusted earnings per share, but are antidilutive to GAAP net income per share for all periods presented.

(7)	Adjusted to include average non-managing member units of 2,456,179 and 2,510,818 for the three months ended March 31, 2007 and December 31, 2006, respectively, which are considered dilutive to adjusted earnings per share, but are antidilutive to GAAP net income per share for all periods presented.

CapitalSource Inc.
Segment Data
(Unaudited)

	Three Months Ended March 31, 2007			Three Months Ended December 31, 2006
	Commercial	Residential		Commercial	Residential
	Lending	Mortgage	Consolidated	Lending	Mortgage	Consolidated
	& Investment	Investment	Total	& Investment	Investment	Total
	($ in thousands)
Net investment income:
Interest income	$208,654	$80,900	$289,554	$201,882	$83,050	$284,932
Fee income	50,027	—	50,027	38,385	—	38,385

Total interest and fee income	258,681	80,900	339,581	240,267	83,050	323,317
Operating lease income	20,288	—	20,288	11,568	—	11,568

Total investment income	278,969	80,900	359,869	251,835	83,050	334,885
Interest expense	111,251	75,398	186,649	105,197	79,710	184,907

Net investment income	167,718	5,502	173,220	146,638	3,340	149,978
Provision for loan losses	14,926	—	14,926	30,479	50	30,529

Net investment income after provision for loan losses	152,792	5,502	158,294	116,159	3,290	119,449

Total operating expenses	64,221	1,101	65,322	56,230	2,281	58,511

Total other income (expense)	11,747	(5,698)	6,049	12,642	2,308	14,950

Noncontrolling interests expense	1,330	—	1,330	1,361	—	1,361

Net income (loss) before income taxes	98,988	(1,297)	97,691	71,210	3,317	74,527
Income taxes	19,001	—	19,001	14,187	—	14,187

Net income (loss)	$79,987	$(1,297)	$78,690	$57,023	$3,317	$60,340

	Three Months Ended March 31, 2006
	Commercial	Residential
	Lending	Mortgage	Consolidated
	& Investment	Investment	Total
	($ in thousands)
Net investment income:
Interest income	$168,128	$27,370	$195,498
Fee income	41,542	—	41,542

Total interest and fee income	209,670	27,370	237,040
Operating lease income	4,625	—	4,625

Total investment income	214,295	27,370	241,665
Interest expense	72,833	24,949	97,782

Net investment income	141,462	2,421	143,883
Provision for loan losses	14,412	301	14,713

Net investment income after provision for loan losses	127,050	2,120	129,170

Total operating expenses	48,365	2,254	50,619

Total other income (expense)	6,450	(6,106)	344

Noncontrolling interests expense	861	—	861

Net income (loss) before income taxes and cumulative effect of accounting change	84,274	(6,240)	78,034
Income taxes	13,110	—	13,110

Net income (loss) before cumulative effect of accounting change	71,164	(6,240)	64,924
Cumulative effect of accounting change, net of taxes	370	—	370

Net income (loss)	$71,534	$(6,240)	$65,294

CapitalSource Inc.
Selected Financial Data
(Unaudited)

Three Months Ended
March 31,	December 31,	March 31,	Year Ended December 31,
2007	2006	2006	2006	2005
Commercial Lending & Investment Segment:

Performance ratios:
Adjusted return on average assets	4.62%	4.83%	5.64%	5.28%	4.86%
Adjusted return on average equity	21.99%	22.47%	28.44%	24.17%	24.10%
Yield on average interest earning assets	12.44%	12.12%	12.69%	12.61%	12.15%
Cost of funds	6.22%	6.46%	5.55%	6.12%	4.43%
Net finance margin	7.38%	7.01%	8.40%	7.86%	8.65%
Operating expenses as a percentage of average total assets	2.76%	2.62%	2.82%	2.69%	2.65%
Operating expenses (excluding direct real estate depreciation) as a percentage of average total assets	2.47%	2.43%	2.73%	2.54%	2.65%
Efficiency ratio (operating expenses / net investment income and other income)	35.78%	35.30%	32.70%	32.98%	30.05%
Efficiency ratio (operating expenses excluding direct real estate depreciation) / net investment income and other income)	32.02%	32.72%	31.59%	31.16%	30.05%

Leverage ratios:
Total debt to equity (as of period end)	3.79	x	3.78	x	3.00	x	3.78	x	4.48	x
Equity to total assets (as of period end)	20.47%	20.49%	24.60%	20.49%	17.17%

Average balances ($ in thousands):
Average loans	$8,116,297	$7,511,147	$6,364,136	$6,971,908	$5,046,704
Average assets	9,440,708	8,503,395	6,947,553	7,699,324	5,419,981
Average interest earning assets	8,430,913	7,864,384	6,699,752	7,293,568	5,309,530
Average income earning assets	9,217,536	8,294,439	6,826,600	7,553,881	5,309,530
Average borrowings	7,258,442	6,458,579	5,322,890	5,823,368	4,193,128
Average equity	1,981,708	1,828,616	1,378,908	1,683,406	1,093,882

Consolidated CapitalSource Inc.:

Performance ratios:
Adjusted return on average assets	3.02%	2.99%	4.24%	3.38%	4.86%
Adjusted return on average equity	21.05%	20.68%	25.10%	22.31%	24.10%
Yield on average interest earning assets	9.69%	9.29%	11.01%	9.80%	12.15%
Cost of funds	5.89%	6.02%	5.43%	5.79%	4.43%
Net finance margin	4.69%	4.18%	6.59%	4.94%	8.65%
Operating expenses as a percentage of average total assets	1.73%	1.60%	2.26%	1.72%	2.65%
Operating expenses (excluding direct real estate depreciation) as a percentage of average total assets	1.55%	1.48%	2.19%	1.62%	2.65%
Efficiency ratio (operating expenses / net investment income and other income)	36.44%	35.48%	35.10%	33.32%	30.05%
Efficiency ratio (operating expenses excluding direct real estate depreciation) / net investment income and other income)	32.67%	32.98%	33.96%	31.55%	30.05%

Leverage ratios:
Total debt to equity (as of period end)	5.95	x	6.14	x	5.65	x	6.14	x	4.48	x
Equity to total assets (as of period end)	14.16%	13.76%	14.88%	13.76%	17.17%

Average balances ($ in thousands):
Average loans	$8,116,297	$7,511,147	$6,364,136	$6,971,908	$5,046,704
Average assets	15,298,106	14,541,147	9,086,046	12,594,391	5,419,981
Average interest earning assets	14,207,472	13,804,774	8,731,522	12,112,492	5,309,530
Average income earning assets	14,994,095	14,234,829	8,858,370	12,372,805	5,309,530
Average borrowings	12,860,904	12,194,417	7,307,304	10,479,447	4,193,128
Average equity	2,194,140	2,101,514	1,532,987	1,908,337	1,093,882

CapitalSource Inc.
Commercial Asset Portfolio
(Unaudited)

	March 31, 2007		December 31, 2006
		($ in thousands)
Composition of portfolio by type:
First mortgage loans (1)	$2,814,286	30%	$2,542,222	30%
Senior secured asset-based loans (1)	2,759,381	29	2,599,014	30
Senior secured cash flow loans (1)	2,350,718	25	2,105,152	25
Subordinate loans (1)	714,150	7	603,810	7
Direct real estate investments	805,650	9	722,303	8

Total commercial assets	$9,444,185	100%	$8,572,501	100%

Composition of portfolio by business:
Healthcare and Specialty Finance	$3,592,443	38%	$3,498,051	41%
Structured Finance	3,381,091	36	2,839,716	33
Corporate Finance	2,470,651	26	2,234,734	26

Total commercial assets	$9,444,185	100%	$8,572,501	100%

(1)	“Loans” include loans, loans held for sale and receivables under reverse-repurchase agreements

CapitalSource Inc.
Credit Quality Data
(Unaudited)
Credit Metrics by Asset Classification:

	March 31, 2007	December 31, 2006

60 or more days contractually delinquent:
As a % of total Commercial Assets(1)	0.77%	1.03%
As a % of total Commercial Loans(2)	0.85%	1.12%

Non-accrual (3) :
As a % of total Commercial Assets	1.63%	2.14%
As a % of total Commercial Loans	1.78%	2.34%

Impaired (4):
As a % of total Commercial Assets	2.97%	3.28%
As a % of total Commercial Loans	3.24%	3.58%

Total (excluding assets in multiple categories):
As a % of total Commercial Assets	3.16%	3.76%
As a % of total Commercial Loans	3.46%	4.11%

Allowance for Loan Loss:
As a % of total Commercial Assets	1.33%	1.41%
As a % of total Commercial Loans	1.45%	1.54%

Net Charge Offs (annualized):
As a % of total Average Commercial Assets	0.47%	0.63%
As a % of total Average Commercial Loans	0.51%	0.66%

(1)	Includes commercial loans, loans held for sale, receivables under reverse-repurchase agreements and direct real estate investments.

(2)	Includes commercial loans, loans held for sale and receivables under reverse-repurchase agreements.

(3)	Includes loans with an aggregate principal balance of $41.5 million and $47.0 million as of March 31, 2007 and December 31, 2006, respectively, that were also classified as loans 60 or more days contractually delinquent.

(4)	Includes loans with an aggregate principal balance of $54.4 million and $47.0 million, as of March 31, 2007 and December 31, 2006, respectively, that were also classified as loans 60 or more days contractually delinquent, and loans with an aggregate principal balance of $153.8 million and $183.5 million as of March 31, 2007 and December 31, 2006, respectively, that were also classified as loans on non-accrual status.